Exhibit 5.1

[Drinker Biddle & Reath LLP Letterhead]

August 1, 2011

Echo Therapeutics, Inc.
8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103

Ladies and Gentlemen:

We have acted as counsel for Echo Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, for the registration of the sale from time to time by the Company of (i) shares of the Company’s common stock, par value $0.01 (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”) to be issued pursuant to one or more warrant agreements (the “Warrant Agreements”), and (iv) units consisting Common Stock, Preferred Stock, Warrants, or any combination of those securities (the “Units”) to be issued pursuant to one or more unit agreements (the “Unit Agreements”).

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation, the Company’s By-Laws, and such documents, corporate records, certificates of public officials and other instruments, and have considered such matters of law, as we have deemed appropriate as the basis for the opinions set forth below.  We have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies, and the accuracy and completeness of all corporate records and other information made available to us by the Company.

Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in our opinion:

1.  The Common Stock offered by the Company, when the terms of the issuance and sale thereof have been duly authorized by the Board of Directors of the Company in conformity with the Company’s Amended and Restated Certificate of Incorporation, and when issued and delivered by the Company and paid for as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Preferred Stock, Warrants or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Preferred Stock designation, Warrant Agreement or Unit Agreement, respectively, relating thereto, will be validly issued, fully paid and non-assessable by the Company.

2.  Upon the fixing of the designations and relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Stock by the Board of Directors of the Company and proper and valid filing with the Secretary of State of Delaware of a statement duly executed on behalf of the Company with respect to such series of Preferred Stock setting forth such designations and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Stock, all in conformity with the Company’s Amended and Restated Certificate of Incorporation, and upon the approval by the Board of Directors of the Company of the terms of the issuance and sale thereof, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock, and when such Preferred Stock is issued and delivered by the Company and paid for as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Warrants or Units issued and delivered as contemplated by the terms thereof and of the applicable Warrant Agreement or Unit Agreement, respectively, relating thereto, such Preferred Stock will be validly issued, fully paid and non-assessable by the Company.

4.  When (a) the issuance, execution and delivery by the Company of any Warrants shall have been duly authorized by all necessary corporate action of the Company, (b) the Warrant Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Warrants shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Warrant Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

5.  When (a) the issuance, execution and delivery by the Company of any Units shall have been duly authorized by all necessary corporate action of the Company, (b) the Unit Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company and (c) such Units shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplements to the prospectus included in the Registration Statement and the Unit Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that: (i) at or prior to the time of the delivery of any such security, the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) at or prior to the time of the delivery of any of the Securities, the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded and a supplement to the prospectus contained in the Registration Statement shall have been filed with the Commission describing the Securities offered thereby; (iii) the number of shares of Common Stock issued and outstanding, or issuable upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Preferred Stock, Warrants or Units, at no time exceeds the maximum number of shares of Common Stock authorized to be issued by the Company; (iv) the number of shares of Preferred Stock issued and outstanding, or issuable upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Warrants or Units, at no time exceeds the maximum number of shares of Preferred Stock authorized to be issued by the Company; (v) the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (vi) any Warrant Agreement or Unit Agreement will constitute a legally valid and binding obligation of the parties thereto other than the Company; (vii) the consideration for the issuance and sale of the Common Stock (and any Security convertible into or exercisable for Common Stock) and the Preferred Stock (and any Security convertible into or exercisable for Preferred Stock) is in an amount that is not less than the par value of the Common Stock and the Preferred Stock, respectively; and (viii) there shall not have occurred any change in law affecting the validity or enforceability of such security.  We have also assumed that none of the terms of any security to be established subsequent to the date hereof, the issuance and delivery of such security or the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The opinions set forth above are subject to the qualification and limitation that we express no opinion concerning the laws of any jurisdiction other than the laws of the State of Delaware and the federal law of the United States of America.

This opinion is given as of the date hereof, and we do not undertake to advise you of any facts that come to our attention, or of any change in law that may occur, after the date hereof.

The opinions expressed above are solely for your benefit and may not be relied upon by any other person or by you in connection with any transaction other than the transaction for which this opinion is furnished without our written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/  Drinker Biddle & Reath LLP